Exhibit 23.10

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 2017, with respect to the consolidated financial statements of Explorer Pipeline Company included in MPLX LP’s Current Report on Form 8-K, dated September 1, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in this Registration Statement of MPLX LP on Form S-8.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
January 8, 2018